[Letterhead of Ben-Gur Tenenbaum & Co.]

                     Auditors' Report to the Shareholders of
                               Yaana Systems Ltd.

We have audited the financial statements of Yaana Systems Ltd. (hereinafter -- the "Company"), and the consolidated financial statements of the Company and its subsidiaries: balance sheets as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity arid cash flows for each of the three years in the period ended on December 31, 1996. These financial statements are the responsibility of the Company's Board of Directors and Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed by the Auditors' Regulations (Auditor's Mode of Performance), 1973. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, either due to an error or to intentional misrepresentation. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles applied and significant estimates made by the Board of Directors and the Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a fair basis for our opinion.

The aforementioned financial statements have been prepared on the basis of historical cost adjusted to reflect the changes in the general purchasing power of the Israeli currency, in accordance with pronouncements of the Institute of Certified Public Accountants in Israel. Condensed nominal Israeli currency data, of the Company, on the basis of which the adjusted financial statements were prepared, are presented in Note 27.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position -- of the Company and Consolidated -- as of December 31, 1996 and 1995, and the results of operations, changes in shareholders' equity and cash flows -- of the Company and Consolidated -- for each of the three years in the period ended on December 31, 1996, in conformity with generally accepted accounting principles. In addition, in our opinion, the abovementioned financial statements have been prepared in conformity with the Securities Regulations (Preparation of Annual Financial Statements),1993.


                                          /s/ Ben-Gur Tenenbaum & Co.

                                          Ben-Gur Tenenbaum & Co.
                                          Certified Public Accountants (Isr.)

Tel-Aviv, February 20, 1997